UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.   )

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SUMMIT MIDSTREAM PARTNERS, LP
(Name of Registrant As Specified In Its Charter)

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SUMMIT MIDSTREAM PARTNERS, LP

1790 Hughes Landing Blvd, Suite 500
The Woodlands, Texas 77380
(832) 413-4770

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

To the Common Unitholders of Summit Midstream Partners, LP:

This notice (this “Notice”) and the accompanying information statement (the “Information Statement”) are being furnished to the holders of record (the “Common Unitholders”) as of February 19, 2020 of common units representing limited partner interests (the “Common Units”) in Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), to notify such Common Unitholders of the approval (the “Approval”) by written consent of Common Unitholders of a majority of the Outstanding Common Units (the “Consenting Majority Common Unitholders”) of an amendment and restatement of the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (the “Current Plan” and, as amended and restated, the “A/R Plan”) which would, among other things, (i) increase the number of Common Units authorized for issuance with respect to awards under the Current Plan from 5,000,000 Common Units to 15,000,000 Common Units under the A/R Plan and (ii) extend the term of the Current Plan such that the A/R Plan would expire ten years from the effective date thereof. The Current Plan provides for, and the A/R Plan would continue to provide for, the granting, from time to time, of unit-based awards, including Common Units, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards to eligible officers, employees, consultants and members of the board of directors (the “Board”), in each case of (i) Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and (ii) the General Partner’s affiliates.

You do not need to do anything in response to this Notice or the Information Statement. On January 21, 2020, the compensation committee of the Board recommended that the Board approve the A/R Plan, and on February 19, 2020, the Board approved the A/R Plan, subject to the requisite approval of the Common Unitholders as required by the rules of the New York Stock Exchange. We are not soliciting your vote because, on February 19, 2020, the Consenting Majority Common Unitholders approved the A/R Plan by written consent without a meeting of any Common Unitholders, such consent to be effective 20 calendar days after the date the Information Statement is first sent or given to the Common Unitholders. Such action by written consent is sufficient to approve and adopt the A/R Plan without the affirmative vote of any other Common Unitholders. Accordingly, no other votes are necessary to approve the A/R Plan and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Common Unitholders described above, under applicable securities regulations, the Approval may not become effective until at least 20 calendar days after the date the Information Statement is first sent or given to the Common Unitholders. The Information Statement is dated February 28, 2020 and we expect that the Information Statement will be first sent or given to the Common Unitholders on or about February 28, 2020. Therefore, we expect that the Approval will become effective on or about March 19, 2020.

This Notice and the Information Statement shall constitute the notice required by the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the rules of the Securities and Exchange Commission. Capitalized terms used but not defined in this Notice or the Information Statement shall have the meanings ascribed to them in the Partnership Agreement.

THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE COMMON UNITHOLDERS OF THE PARTNERSHIP AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

If you have any questions, please contact us at (832) 413-4770.

Sincerely,

By:	/s/ J. Heath Deneke
J. Heath Deneke President and Chief Executive Officer of Summit Midstream GP, LLC

i

SUMMIT MIDSTREAM PARTNERS, LP

1790 Hughes Landing Blvd, Suite 500
The Woodlands, Texas 77380
(832) 413-4770

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

Important Notice Regarding the Availability of this Information Statement
The Information Statement is available at
https://summitmidstreampartnerslp.gcs-web.com/sec-filings

GENERAL

This information statement (this “Information Statement”) is being furnished to the holders of record (the “Common Unitholders”) as of February 19, 2020 of common units representing limited partner interests (the “Common Units”) in Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), to notify such Common Unitholders of the approval (the “Approval”) by written consent of Common Unitholders of a majority of the Outstanding Common Units (the “Consenting Majority Common Unitholders”) of an amendment and restatement of the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (the “Current Plan” and, as amended and restated, the “A/R Plan”) which would, among other things, (i) increase the number of Common Units authorized for issuance with respect to awards under the Current Plan from 5,000,000 Common Units to 15,000,000 Common Units under the A/R Plan and (ii) extend the term of the Current Plan such that the A/R Plan would expire ten years from the effective date thereof. The Current Plan provides for, and the A/R Plan would continue to provide for, the granting, from time to time, of unit-based awards, including Common Units, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards to eligible officers, employees, consultants and members of the board of directors (the “Board”), in each case of (i) Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and (ii) the General Partner’s affiliates.

We are not soliciting your approval of the A/R Plan. On January 21, 2020, the compensation committee of the Board (the “Compensation Committee”) recommended that the Board approve the A/R Plan, and on February 19, 2020, the Board approved the A/R Plan, subject to the requisite approval of the Common Unitholders as required by the rules of the New York Stock Exchange (the “NYSE”). We are not soliciting your vote because, on February 19, 2020, the Consenting Majority Common Unitholders approved the A/R Plan by written consent without a meeting of any Common Unitholders, such consent to be effective 20 calendar days after the date this Information Statement is first sent or given to the Common Unitholders. Pursuant to Section 13.11 of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), any action that may be taken at a meeting of the Common Unitholders may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by the Common Unitholders owning not less than the minimum percentage of the Outstanding Common Units that would be necessary to authorize or take such action at a meeting at which all Common Unitholders were present and voted.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Common Unitholders described above, under applicable securities regulations, the Approval may not become effective until at least 20 calendar days after the date this Information Statement is first sent or given to the Common Unitholders. This Information Statement is dated February 28, 2020 and we expect that this Information Statement will be first sent or given to the Common Unitholders on or about February 28, 2020. Therefore, we expect that the Approval will become effective on or about March 19, 2020. A copy of the A/R Plan is attached hereto as Annex A. Please read this Information Statement carefully and in its entirety as it contains important information.

In this Information Statement, unless the context otherwise requires, references to the “Partnership,” “we,” “us” and “our” refer to Summit Midstream Partners, LP and its consolidated subsidiaries. Capitalized terms used but not defined in this Information Statement shall have the meanings ascribed to them in the Partnership Agreement.

The Partnership’s principal executive offices are located at 1790 Hughes Landing Blvd, Suite 500, The Woodlands, Texas 77380, and the Partnership’s telephone number is (832) 413-4770. As previously announced, we are in the process of relocating our corporate headquarters from The Woodlands, Texas to downtown Houston, Texas. As a result, if you would like to obtain additional information from us on or after March 1, 2020, you should submit your written request to us at: Summit Midstream Partners, LP, 910 Louisiana Street, Suite 4200, Houston Texas, 77002.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE A/R PLAN, PASSED UPON THE MERITS OR FAIRNESS OF THE A/R PLAN OR PASSED UPON THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DISSENTER’S RIGHT OF APPRAISAL

The Common Unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Current Plan, the A/R Plan or applicable Delaware law.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of February 19, 2020, there were a total of 93,613,194 Common Units Outstanding. Each Common Unitholder is entitled to one vote for each Common Unit held by such Common Unitholder. The Partnership’s 9.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”) only have limited voting rights with respect to certain matters specified in the Partnership Agreement and generally vote separately as a class along with any other series of the Partnership’s parity securities that may be issued upon which like voting rights are conferred and are exercisable. Under the terms of the Partnership Agreement, the Series A Preferred Units do not have any voting rights with respect to the A/R Plan and accordingly the holders of the Series A Preferred Units were not and are not entitled to vote such Series A Preferred Units on the approval of the A/R Plan. As of February 19, 2020, the Consenting Majority Common Unitholders were the record owners of an aggregate 51,234,693 Common Units, representing approximately 54.7% of the Common Units then Outstanding.

Preemptive Rights. Except as described in the next sentence, pursuant to the Partnership Agreement, no person has any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest. The General Partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to persons other than the General Partner and its affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests

ADOPTION OF THE A/R PLAN

On January 21, 2020, the Compensation Committee recommended that the Board approve the A/R Plan, and on February 19, 2020 the Board approved the A/R Plan, subject to the requisite approval of the Common Unitholders as required by the rules of the NYSE. The A/R Plan provides for the granting, from time to time, of unit-based awards, including Common Units, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards to eligible officers, employees, consultants and members of the Board, in each case of (i) the General Partner and (ii) the General Partner’s affiliates. The A/R Plan would, among other things, (i) increase the number of Common Units authorized for issuance with respect to awards under the Current Plan from 5,000,000 Common Units to 15,000,000 Common Units under the A/R Plan and (ii) extend the term of the Current Plan such that the A/R Plan would expire ten years from the effective date thereof. The A/R Plan was approved by the Consenting Majority Common Unitholders on February 19, 2020 by written consent without a meeting of any Common Unitholders. Notwithstanding the execution and delivery of the written consent by the Consenting Majority Common Unitholders, under applicable securities regulations, the A/R Plan will not become effective until the date that is 20 calendar days after the date this Information Statement is first sent or given to the Common Unitholders, which we expect to occur on or around February 28, 2020. Therefore, the earliest possible date on which the A/R Plan can become effective is on or around March 19, 2020. Following such effectiveness, we intend to (i) file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8 to register the additional Common Units to be authorized for grants of awards under the A/R Plan that were not registered pursuant to the registration statement on Form S-8 filed by the Partnership on October 1, 2012 (Registration No. 333-184214), which registered the 5,000,000 Common Units under the Current Plan.

The following description of the A/R Plan is not complete and is qualified by reference to the full text of the A/R Plan, which is attached to this Information Statement as Annex A.

Description of the A/R Plan

The following description is a summary of the principal provisions of the A/R Plan. A copy of the A/R Plan is attached to this Information Statement as Annex A, and you should refer to the A/R Plan for further details of the plan and awards that may be made thereunder. This summary is qualified in its entirety by reference to Annex A.

General. The A/R Plan provides for awards of (i) unit awards, (ii) restricted units, (iii) phantom units, (iv) unit options, (v) unit appreciation rights, (vi) distribution equivalent rights, (vii) profits interest units and (viii) other unit-based awards to employees, directors or consultants providing services for or on behalf of us and our subsidiaries. The A/R Plan is designed to reward employees, consultants or non-employee directors of the Partnership, the General Partner or an affiliate of either. We believe that the A/R Plan will provide an opportunity for participants to acquire or increase their equity interests in us and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success, and will strengthen our ability to attract, retain and motivate qualified individuals to serve as employees, consultants or non-employee directors.

Administration. The A/R Plan will be administered by the Board or such other committee of non-employee directors of the Board (each, the “Committee”) as may be appointed to administer the A/R Plan. The Committee may, subject to certain limitations specified in the A/R Plan, delegate to a committee of one or more members of the Board or one or more officers of the General Partner the authority to grant or amend awards or to take other administrative actions.

Subject to the terms of the A/R Plan and applicable law, and in addition to other express powers and authorizations granted to the Committee by the A/R Plan, the Committee will have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to any participant; (iii) determine the number of Common Units to be covered by awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret, construe and administer the A/R Plan and any award agreement or any related instrument or agreement under the A/R Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the A/R Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the A/R Plan.

Eligibility. Any (i) employee of the Partnership, the General Partner or an affiliate of either who performs services for or on behalf of the Partnership, General Partner or an affiliate of either, (ii) independent contractor, other than a member of the Board, who performs services for the benefit of the Partnership, General Partner or an affiliate of either; or (iii) a member of the Board or a board of directors of an affiliate who is not an employee or consultant are eligible to receive awards under the A/R Plan. As of February 19, 2020, approximately 64 individuals, including 5 executive officers, 3 non-employee directors and 56 other employees, were eligible to receive awards under the A/R Plan.

Units Subject to the A/R Plan. The maximum number of Common Units under the A/R Plan with respect to which awards may be granted will be increased from 5,000,000 Common Units under the Current Plan to 15,000,000 Common Units under the A/R Plan, subject to adjustment as described below if there is a change in Common Units, such as a unit split or other transaction that increases (or decreases) the number of Common Units outstanding. Notwithstanding the foregoing, there are no limitations on the number of awards that may be granted under the A/R Plan and are payable solely in cash.

If any award is terminated, cancelled, forfeited or expires for any reason without the actual delivery of Common Units covered by such award or Common Units are withheld from an award to satisfy the employer’s tax withholding obligation with respect to such award, such Common Units will again be available for issuance pursuant to other awards granted under the A/R Plan.

Types of Awards. The A/R Plan provides for awards of (i) unit awards, (ii) restricted units, (iii) phantom units, (iv) unit options, (v) unit appreciation rights, (vi) distribution equivalent rights, (vii) profits interest units and (viii) other unit-based awards to eligible participants. All awards, further described below, are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, subject to such limitations that are set forth in the A/R Plan. The number of Common Units subject to any award is also determined by the Committee in its discretion.

Unit Awards. Unit awards, which are awards denominated in Common Units, may be granted under the A/R Plan in such amounts and subject to such conditions as the Committee, in its discretion, may select.

Restricted Units. A restricted unit is a Common Unit granted under the A/R Plan that is subject to forfeiture provisions and restrictions on its transferability. The Committee will determine whether any distributions made by us with respect to the restricted units are payable with respect to, and/or accrue on, such restricted units and, if payable and/or accrued, whether such distributions will be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise restricted, such restrictions (including forfeitures, if any) will be determined in the sole discretion of the Committee.

Phantom Units. A phantom unit is a notional or phantom unit granted under the A/R Plan which upon vesting entitles the holder to receive an amount of cash equal to the Fair Market Value (defined below) of one Common Unit or, in the discretion of the Committee, one Common Unit.

Unit Options. Unit options are rights to purchase a specified number of Common Units at a specified price. The purchase price per Common Unit purchasable under such an option will be determined by the Committee at the time the option is granted, but may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant. The term of each option will be for a period as determined by the Committee, but may not exceed 10 years.

Unit Appreciation Rights. A unit appreciation right or “UAR” is an award that, upon exercise, entitles the holder to receive the excess, or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a Common Unit on the exercise date over the exercise price established for such UAR. Such excess may be paid in cash and/or in Common Units as determined by the Committee in its discretion. The term of each UAR will be for a period as determined by the Committee, but may not exceed 10 years.

Distribution Equivalent Rights. A distribution equivalent right or “DER” is a contingent right to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by us with respect to a Common Unit during a specified period.

Profits Interest Units. Profits interest units are intended to qualify as “profits interests” under applicable IRS guidance and may be granted under the A/R Plan in such amounts and subject to such conditions as the Committee, in its discretion, may select. Such grants of profits interest units may be made to a participant (i) in the participant’s capacity as a partner of the Partnership, (ii) in anticipation of the participant becoming a partner of the Partnership or (iii) as otherwise determined by the administrator.

Other Unit-Based Awards. Other unit-based awards may be granted under the A/R Plan in such amounts as the Committee, in its discretion, may select. Other unit-based awards may be denominated or payable in, valued in or otherwise based on or related to the Common Units, in whole or in part. The Committee will determine the terms and conditions, if any, of any other unit-based awards. Upon or as soon as reasonably practicable following vesting thereof, other unit-based awards can be settled, as determined by the Committee in its discretion, in cash, Common Units (including restricted units) or any combination of cash, Common Units and restricted units as determined by the Committee, in its discretion.

Fair Market Value. Fair Market Value of a Common Unit means, as of any given date, the closing sales price of a Common Unit on the NYSE, or if Common Units are not listed on the NYSE, the principal national securities exchange or other market in which trading in Common Units occurs, on the applicable date (or if there is no trading in the Common Units on such date, on the next preceding date on which there was trading) as reported in such source as selected by the Committee. In the event Common Units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value will be made in good faith by the Committee.

Limits on Transfer of Awards. Each option and UAR will be exercisable only by the participant during the participant’s lifetime, or by the person to whom the participant’s rights will pass by will or the laws of descent and distribution. No award and no right under any such award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us, the General Partner or any affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an award, an award may be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

Change of Control. Upon the occurrence of a change of control and certain other transactions that affect our financial statements, the Committee, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A/R Plan or an outstanding award or mitigate any unfavorable accounting consequences, may: (i) provide for either (a) the termination of any award in exchange for an amount of cash, other property or securities equal to the amount that would have been attained upon the exercise of the award or realization of the participant’s rights or (b) the replacement of the award with or the conversion of the award into cash or other securities with other rights or property selected by the Committee in its sole discretion; (ii) provide that the award be assumed by the successor or survivor entity or be exchanged for similar options, rights or awards with appropriate adjustments as to the number and kind of equity interests and prices; (iii) make adjustments in the number and type of units (or other securities or property) subject to outstanding awards, in the number and kind of outstanding awards or in the terms and conditions of, and the vesting and performance criteria included in, outstanding awards, or both; (iv) provide that such award may vest or be exercisable or payable; and (v) provide that the award cannot be exercised or become payable after such event. The Committee will not make any such adjustments to the extent that such action would cause (a) the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) to the award or (b) create adverse tax consequences under Section 409A of the Internal Revenue Code should that section apply to the award.

Amendment and Termination. Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded, the Committee may amend, alter, suspend, discontinue, or terminate the A/R Plan in any manner and for any reason, including increasing the number of Common Units available for awards under the A/R Plan, without the consent of any partner, participant, other holder or beneficiary of an award, or other person. The Committee may also, in its discretion, waive any conditions or rights under, amend any terms of, or alter any award theretofore granted, provided no change, other than pursuant to the following paragraph, in any award may materially reduce the benefit to participant without the consent of such participant.

Duration. Once effective, the A/R Plan will continue until the earliest of (i) the A/R Plan’s termination date as established by the Committee, (ii) the 10th anniversary of the effective date of the A/R Plan which is anticipated to be the 10th anniversary of such date that is on or about March 19, 2020 (or such earlier anniversary, if any, required by the rules of the exchange on which the Common Units are traded), or (iii) the date Common Units are no longer available for delivery pursuant to awards under the A/R Plan. However, unless otherwise expressly provided in the A/R Plan or in an applicable award agreement, any award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award or to waive any conditions or rights under such award, will extend beyond such termination date.

Tax Effects of Awards under the A/R Plan. The following is a general description of the current federal income tax consequences of awards granted under the A/R Plan.

Unit Awards. The recipient of a unit award will recognize ordinary income upon the receipt of Common Units in satisfaction of the award, in an amount equal to the fair market value of the Common Units received.

Restricted Units. The recipient of a restricted unit award will not recognize income upon the grant of restricted units if such units are subject to a substantial risk of forfeiture for federal income tax purposes. If the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the restricted units to him or her, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the units at the time of transfer over the amount paid, if any, by the recipient for the units. In addition, after the Section 83(b) election, the recipient will be treated as a unitholder for tax purposes.

If the recipient does not make a Section 83(b) election, the recipient will recognize ordinary income when the forfeiture restrictions lapse, in an amount equal to the excess of the fair market value of the Common Units on the date the forfeiture restrictions lapse over the amount paid, if any, for the Common Units. A recipient that does not make a Section 83(b) election will not be treated as a unitholder for tax purposes until the forfeiture restrictions lapse.

Phantom Units. The recipient of a phantom unit award will not recognize income at the time of the award. Upon the payment of cash or transfer of Common Units in satisfaction of the award, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.

Unit Options. There are no federal income tax consequences to optionees upon the grant of an option to purchase Common Units under the A/R Plan. Generally, upon the exercise of an option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the Common Units on the date of exercise over the option price paid for the Common Units.

Unit Appreciation Rights. The recipient of a UAR will not recognize income at the time of the award. Upon exercise of a UAR, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.

Distribution Equivalent Rights. The recipient of a DER will not recognize income at the time of the award. Upon a distribution with respect to a DER, the recipient will recognize ordinary income equal to the fair market value of any cash or Common Units received.

A/R Plan Benefits. Because awards under the A/R Plan are granted at the discretion of the Committee, future benefits under the A/R Plan are not currently determinable.

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation of certain of our executive officers as reported in the Summary Compensation Table and other tables in this document. In this CD&A, we review the compensation decisions and rationale for those decisions relating to the three persons who served as our principal executive officer during the past fiscal year, the person who served as our principal financial officer during the past fiscal year, and our next three most highly compensated executive officers.

The following describes the material components of our executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” or “NEOs”:

•	Heath Deneke, President and Chief Executive Officer(1)
•	Steven J. Newby, former President and Chief Executive Officer(2)
•	Leonard W. Mallett, Executive Vice President and Chief Operations Officer(3)
•	Marc D. Stratton, Executive Vice President and Chief Financial Officer
•	Brock M. Degeyter, Executive Vice President, General Counsel and Chief Compliance Officer
•	Brad N. Graves, Executive Vice President and Chief Commercial Officer(4)
•	Louise E. Matthews, Executive Vice President and Chief Administration Officer
(1)	Mr. Deneke was appointed President and Chief Executive Officer effective September 16, 2019.
(2)	Mr. Newby served as our President and Chief Executive Officer until his resignation effective February 21, 2019. Mr. Newby’s employment terminated effective February 28, 2019.
(3)	Mr. Mallett served as our President and Chief Executive Officer on an interim basis from February 21, 2019, the date of Mr. Newby’s resignation, until the appointment of Mr. Deneke effective September 16, 2019.
(4)	Mr. Graves’ employment terminated effective December 31, 2019.

The NEOs are employees of Summit Midstream Partners, LLC (“Summit Investments”) and executive officers of our General Partner. Certain of the NEOs split their working time between the Partnership's business and their responsibilities for Summit Investments and its affiliates other than us. Under the terms of our Partnership Agreement, our General Partner determines the portion of the NEOs' compensation that is allocated to us. The percentage of total compensation allocated to us in 2019 for each NEO is as follows: 100% for Mr. Deneke; 55% for Mr. Newby; 87.5% for Mr. Mallett; 75% for Mr. Stratton; 70% for Mr. Degeyter; 80% for Mr. Graves; and 95% for Ms. Matthews.

The Compensation Committee provides oversight, administers and makes decisions regarding our compensation policies and plans.

Compensation Philosophy and Objectives

We seek to provide reasonable and competitive rewards to executives through compensation and benefit programs structured to:

•	Attract and retain outstanding talent
•	Drive achievement of short-term and long-term goals
•	Reward successful execution of objectives
•	Reinforce company culture and leadership competencies
•	Align executives with the interests of our unitholders

We employ a pay-for-performance philosophy when designing executive compensation opportunities. Thus, a portion of an executive’s target compensation is performance based through linkage to the achievement of financial and other measures deemed to be drivers in the creation of unitholder value. While the Compensation Committee does not set a specific target allocation among the elements of total direct compensation, a portion of the compensation opportunity available to each of our NEOs is, by design, tied to the Partnership’s annual and long-term performance.

Compensation of Named Executive Officers

The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs. The Compensation Committee engages an independent compensation consultant (the “Compensation Consultant”) who provides the Compensation Committee with data, analysis and advice on the structure and level of executive compensation. The Compensation Consultant participates in Compensation Committee meetings and executive sessions of the Compensation Committee meetings as requested. The Compensation Consultant may work with our management on various matters for which the Compensation Committee is responsible. However, the Compensation Committee, not management, directs the activities of the Compensation Consultant. We consider the Compensation Consultant to be independent of the Partnership according to current NYSE listing requirements and Securities and Exchange Commission guidance. BDO USA L.L.P. served as Compensation Consultant until September 2019 when it was replaced by Willis Towers Watson.

Partnership management, in consultation with the Compensation Committee chair and the Compensation Consultant, prepares materials for the Compensation Committee relevant to matters under consideration by the Compensation Committee, including market data provided by the Compensation Consultant and recommendations of our Chief Executive Officer regarding compensation of the other executives. The Compensation Committee works directly with the Compensation Consultant on our Chief Executive Officer’s compensation as required.

Based on market data which we use as a reference, we believe compensation of our NEOs is reasonably competitive with opportunities available to officers holding similar positions at comparable midstream companies. We seek to set compensation levels for each component of total direct compensation based on our assessment of market practices at or near the median. The Compensation Committee adjusts target compensation for each NEO above or below the median, taking into consideration experience, performance, internal equity and other relevant circumstances.

During the Compensation Committee’s annual review of executive compensation, the Compensation Consultant provided the Compensation Committee with an analysis of positions comparable to the NEOs at peer companies. To develop these exhibits, information from peer company public filings was compiled, including public company proxy statements and annual reports on Form 10-K. The peer group used for 2019 executive compensation consisted of publicly traded midstream companies with whom we compete for executive talent.

The peer group comprised the following companies:

Crestwood Equity Partners, LP	NuStar Energy, LP
DCP Midstream, LP	Phillips 66 Partners LP
Enable Midstream Partners, LP	SemGroup Corporation
EQM Midstream Partners, LP	Tallgrass Energy, LP
Genesis Energy, LP	Targa Resources Corp.
Hess Midstream Partners, LP
Noble Midstream Partners, LP

The compensation analysis encompassed the primary components of total direct compensation, including annual base salary, annual short-term incentive and long-term incentive awards for the NEOs of these peer group companies. The Compensation Committee considered the information provided to ascertain whether the compensation of our NEOs is aligned with our compensation philosophy and competitive with the compensation for executive officers of the peer group companies. The Compensation Committee reviewed the compensation analysis to confirm that our compensation programs were supporting a competitive total compensation approach that emphasizes incentive-based compensation and appropriately rewards achievement of our objectives. For 2019, the target total direct compensation for the NEOs as set by the Compensation Committee is summarized below. Each element is further discussed in this CD&A.

Components of Executive Compensation

Name and Principal Position(1)	Base Salary ($)	2019 Target Annual Bonus: Percent of Base Salary (%)	2019 Target LTIP Award: Percent of Base Salary (%)	2019 LTIP Target Award Value ($)	2019 Target Total Direct Compensation ($)
Heath Deneke(2)(3) President and Chief Executive Officer	600,000	150	275	1,650,000	3,150,000
Marc D. Stratton Executive Vice President and Chief Financial Officer	350,000	100	150	525,000	1,225,000
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	380,000	100	150	570,000	1,330,000
Brad N. Graves(4) Executive Vice President and Chief Commercial Officer	400,000	100	150	600,000	1,400,000
Leonard W. Mallett(5) Executive Vice President and Chief Operations Officer	400,000	100	150	600,000	1,400,000
Louise E. Matthews Executive Vice President and Chief Administration Officer	300,000	100	150	450,000	1,050,000
(1)	Mr. Newby is omitted from this table because he resigned from his position as President and Chief Executive Officer effective February 21, 2019, before the Compensation Committee’s annual review and setting of the NEOs’ target total direct compensation.
(2)	Mr. Deneke was appointed President and Chief Executive Officer effective September 16, 2019. Because Mr. Deneke was hired after the Compensation Committee’s annual review of executive compensation, the Compensation Committee played no role in the determination of Mr. Deneke’s target total direct compensation in 2019. Instead, Mr. Deneke’s target total direct compensation was determined by the General Partner and is reflected in his employment agreement.
(3)	Although Mr. Deneke’s target annual bonus set forth in his employment agreement is 150% of his base salary, his employment agreement further provides that his 2019 bonus shall be prorated for the period of time he actually served as President and Chief Executive Officer in 2019.
(4)	Mr. Graves’ employment terminated effective December 31, 2019.
(5)	Mr. Mallett served as our President and Chief Executive Officer on an interim basis from February 21, 2019, the date of Mr. Newby’s resignation, until the appointment of Mr. Deneke effective September 16, 2019.

The primary elements of compensation for the NEOs are base salary, annual incentive compensation and long-term equity-based compensation awards. The NEOs also receive certain retirement, health, welfare and additional benefits.

Base Salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The base salaries of our NEOs, a portion of which are allocated to and reimbursed by Summit Investments and its affiliates other than us, are set forth in the following table:

Name and Principal Position	2019 Base Salary ($)
Heath Deneke(1) President and Chief Executive Officer	600,000
Steven J. Newby(2) President and Chief Executive Officer (former)	612,000
Marc D. Stratton Executive Vice President and Chief Financial Officer	350,000
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	380,000
Brad N. Graves(3) Executive Vice President and Chief Commercial Officer	400,000
Leonard W. Mallett(4) Executive Vice President and Chief Operations Officer	400,000
Louise E. Matthews Executive Vice President and Chief Administration Officer	300,000
(1)	Mr. Deneke was appointed President and Chief Executive Officer effective September 16, 2019.
(2)	Mr. Newby served as our President and Chief Executive Officer until his resignation effective February 21, 2019.
(3)	Mr. Graves’ employment terminated effective December 31, 2019.
(4)	Mr. Mallett served as our President and Chief Executive Officer on an interim basis from February 21, 2019, the date of Mr. Newby’s resignation, until the appointment of Mr. Deneke effective September 16, 2019.

Annual Incentive Compensation. We provide an annual incentive bonus (“annual bonus”) to drive the achievement of key business results and to recognize NEOs based on their contributions to those results. The annual bonus plan is a cash-based incentive plan. Incentive amounts are intended to provide total cash compensation near the market range for executive officers in comparable positions when target performance is achieved. Annual bonus compensation levels are set above or below the market range to reflect actual performance results as appropriate when performance is greater or less than expectations. Annual bonus payouts may range from 0% to 200% of the target opportunity and may be adjusted at the discretion of the Compensation Committee.

In March 2019, the Compensation Committee established the 2019 annual bonus plan target opportunities as a percentage of base salary for our NEOs other than Mr. Deneke and Mr. Newby. The 2019 targets for Messrs. Stratton, Degeyter, Graves and Mallett and for Ms. Matthews were 100% of their base salaries. The Compensation Committee played no role in the determination of the 2019 annual bonus plan target opportunities for Mr. Deneke, who did not become an employee until September 16, 2019, or for Mr. Newby, who resigned as President and Chief Executive Officer prior to the Compensation Committee’s annual review and setting of the NEOs’ annual bonus plan target opportunities.

Name and Principal Position(1)	2019 Target Annual Bonus: Percent of Base Salary (%)	2019 Target Bonus: Dollar Value ($)
Heath Deneke(2)(3) President and Chief Executive Officer	150	900,000
Marc D. Stratton Executive Vice President and Chief Financial Officer	100	350,000
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	100	380,000
Brad N. Graves(4) Executive Vice President and Chief Commercial Officer	100	400,000
Leonard W. Mallett(5) Executive Vice President and Chief Operations Officer	100	400,000
Louise E. Matthews Executive Vice President and Chief Administration Officer	100	300,000
(1)	Mr. Newby is omitted from this table because he resigned from his position as President and Chief Executive Officer effective February 21, 2019, before the Compensation Committee’s annual review and setting of the NEOs’ target total direct compensation.
(2)	Mr. Deneke was appointed President and Chief Executive Officer effective September 16, 2019. Because Mr. Deneke was hired after the Compensation Committee’s annual review of executive compensation, the Compensation Committee had no role in the determination of Mr. Deneke’s target annual bonus in 2019. Instead, Mr. Deneke’s target annual bonus in 2019 was set by the terms of his employment agreement.
(3)	Mr. Deneke’s employment agreement provides that his 2019 bonus shall be prorated for the period of time he actually served as President and Chief Executive Officer in 2019.
(4)	Mr. Graves’ employment terminated effective December 31, 2019.
(5)	Mr. Mallett served as our President and Chief Executive Officer on an interim basis from February 21, 2019, the date of Mr. Newby’s resignation, until the appointment of Mr. Deneke effective September 16, 2019.

In 2020, quantitative factors, as reflected in the corporate scorecard applicable to the senior leadership team (the “SLT Scorecard”) set the baseline for the annual bonuses for Messrs. Deneke, Stratton, Degeyter and Mallett and for Ms. Matthews, which were subject to further adjustments as explained below. The SLT Scorecard contained four factors which are considered by the Board and management as key indicators of the successful execution of our business plan. Those factors were (i) adjusted EBITDA, (ii) distributable cash flow per unit, (iii) controllable expense metric and (iv) health, safety, environmental and regulatory goals.

The annual bonuses paid to Messrs. Newby and Graves were approved by the Board and determined in accordance with their employment agreements, as further described below.

In February 2020, the Compensation Committee and the Board reviewed the SLT Scorecards for 2019 and determined the level of achievement of each key factor. We exceeded two of our targets: our controllable expense metric and our health, safety, environmental and regulatory goals. We did not meet our adjusted EBITDA target or our distributable cash flow per unit target. These results yielded a calculated SLT Scorecard result of 54% of target.

In addition to corporate results, additional considerations are applied at the discretion of the Chief Executive Officer, the Compensation Committee and the Board that may affect the actual annual bonus earned. Those considerations include judgments regarding overall company performance and business events, performance of each NEO’s respective business unit, industry climate and performance, the market for executive talent, demonstrated leadership capabilities and progress on strategic initiatives. Each NEO’s bonus amount, as reflected below, is adjusted up or down in recognition of these additional considerations.

The Board approved an annual bonus for Mr. Deneke equal to the target bonus set forth in his employment agreement, prorated for the period of time he served as Chief Executive Officer in 2019, or $300,000. Mr. Deneke’s annual bonus payout reflects his demonstrated leadership capabilities for the period of time he was employed by us in 2019 and the fact that he did not serve as Chief Executive Officer for the full year.

Mr. Stratton’s annual bonus payout reflects consideration for the combined performance of the finance and accounting business units. Mr. Stratton was awarded 65% of his target annual bonus in 2019, or $227,500.

Mr. Degeyter’s annual bonus payout reflects consideration for the performance of the legal business unit. Mr. Degeyter was awarded 65% of his target annual bonus in 2019, or $247,000.

Mr. Mallett's annual bonus payout reflects consideration for the combined performance of the engineering, operations and health, safety, environmental and regulatory business units. Mr. Mallett was awarded 65% of his target annual bonus in 2019, or $260,000.

Ms. Matthews’ annual bonus payout reflects consideration for the performance of the administration business unit, including human resources and information technology. Ms. Matthews was awarded 65% of her target annual bonus in 2019, or $195,000.

In connection with their terminations, Messrs. Newby and Graves received prorated annual bonuses for 2019 pursuant to the terms of their employment agreements. Mr. Newby received a prorated annual bonus of $148,389 and Mr. Graves received a prorated annual bonus equal to $400,000.

Only a portion of the annual bonus amounts are allocated to and reimbursed by the Partnership. Under our Partnership Agreement, we reimburse our General Partner and its affiliates for certain expenses incurred on our behalf, including, without limitation, salary, bonus, incentive compensation, and other amounts paid to our General Partner’s employees and executive officers who perform services necessary to run our business. Our Partnership Agreement provides that our General Partner will determine in good faith the expenses that are applicable to us. Based on the foregoing discussion, the annual bonus awards to be paid in March 2020 to our NEOs for 2019 performance are as follows:

Name and Principal Position	2019 Annual Bonus Payout ($)
Heath Deneke President and Chief Executive Officer	300,000
Steven J. Newby(1) Former President and Chief Executive Officer	148,389
Marc D. Stratton Executive Vice President and Chief Financial Officer	227,500
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	247,000
Brad N. Graves(1) Executive Vice President and Chief Commercial Officer	400,000
Leonard W. Mallett(2) Executive Vice President and Chief Operations Officer	260,000
Louise E. Matthews Executive Vice President and Chief Administration Officer	195,000
(1)	The amounts reflected are prorated annual bonuses paid to Messrs. Newby and Graves upon their terminations in accordance with their employment agreements. Mr. Newby resigned from his position as President and Chief Executive Officer effective February 21, 2019 and his employment terminated on February 28, 2019. Mr. Graves’ employment terminated on December 31, 2019.
(2)	In addition to his annual bonus reflected in the table above, in March 2019 Mr. Mallett received a one-time bonus of $100,000 for his service as President and Chief Executive Officer on an interim basis between the resignation of Mr. Newby and the appointment of Mr. Deneke.

Long-Term Equity-Based Compensation Awards. Our General Partner approved the Partnership’s Current Plan pursuant to which eligible officers (including the NEOs), employees, consultants and directors of our General Partner and its affiliates are eligible to receive awards with respect to our equity interests, thereby linking the recipients' compensation directly to the value of the Partnership’s Common Units and enhancing our ability to attract and retain superior talent. The Current Plan provides for the grant, from time to time at the discretion of the Board or Compensation Committee, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards.

The Current Plan is designed to promote our interests, as well as the interests of our unitholders, by aligning the interests of our eligible employees (including the NEOs) and directors with those of common unitholders, as well as by strengthening our ability to attract, retain and motivate qualified individuals to serve as directors and employees.

The Current Plan award guidelines for NEOs are designed to attract, retain and motivate the NEOs and were determined using the Compensation Consultant's analysis for individuals in comparable positions and an analysis of the scope of their roles and duties. These guidelines set an annual equity award target in the amount of 150% of base salary for Messrs. Stratton, Degeyter, Graves and Mallett, and for Ms. Matthews. Pursuant to his employment agreement, Mr. Deneke’s target equity award for 2019 was 275% of his base salary. Mr. Newby was not granted an LTIP award in 2019.

Although a grant under the Current Plan is usually granted once per fiscal year, on or about March 15th, in 2019 there were three separate equity grants, described below:

March 2019 Equity Grants. Effective March 15, 2019, based on the recommendation of the Compensation Committee, the Board approved a grant of phantom units to Messrs. Stratton, Degeyter, Graves and Mallet and to Ms. Matthews. The underlying phantom units vest ratably over a three-year period. Holders of phantom units are entitled to distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date. The Compensation Committee selected equity awards that vest contingent on continued service to foster increased unit ownership by the NEOs and as a retention incentive for continued employment with the Partnership.

September 16, 2019 Equity Grant to Mr. Deneke. As an inducement to accept the position of President and Chief Executive Officer of the Company, on September 16, 2019 Mr. Deneke received a one-time grant of phantom units valued at $4,000,000, pursuant to a standalone phantom unit award agreement (the “Award Agreement”). Subject to the terms and conditions of the Award Agreement, the underlying phantom units will vest ratably over a three-year period, and are entitled to distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date.

November 15, 2019 “Off-Cycle” Equity Grants to Certain NEOs. On November 15, 2019, as a retention incentive for continued employment with the Partnership, Messrs. Degeyter, Stratton, and Mallett, and Ms. Matthews received an additional grant of 50,000 phantom units with a fair market value of $193,500. The phantom units will “cliff vest” on November 15, 2022, subject to continued employment and accelerated vesting as provided in the applicable award agreement.

All grants under the Current Plan to our NEOs are subject to accelerated vesting on the occurrence of any of the following events: (i) a termination of the NEO's employment other than for cause, (ii) a termination of the NEO's employment by the officer for good reason (as defined in the NEO's employment agreement), (iii) a termination of the NEO's employment by reason of the NEO's death or disability or (iv) a Change in Control (as defined in the applicable award agreement).

To calculate the number of phantom units granted to each eligible NEO in March 2019, the Compensation Committee determined the dollar amount of the long-term incentive compensation award, and then granted the number of phantom units that had a fair market value equal to that amount as of market close on the date of the grant. The same calculation was performed with respect to the September 16, 2019 grant to Mr. Deneke except the dollar amount was determined by Partnership management. With respect to the November 15, 2019 grant to certain NEOs, Partnership management determined the number of phantom units to be granted. Phantom unit awards granted in 2019 were as follows:

Name and Principal Position	2019 Target LTIP Award: Percent of Base Salary (%)	2019 Phantom Units Awarded (#)(2)	2019 Partnership Long-Term Incentive Plan Award Value ($)
Heath Deneke(1) President and Chief Executive Officer	275	772,200	4,000,000
Marc D. Stratton Executive Vice President and Chief Financial Officer	150	108,793	768,500
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	150	113,905	818,500
Brad N. Graves Executive Vice President and Chief Commercial Officer	150	61,349	600,000

Name and Principal Position	2019 Target LTIP Award: Percent of Base Salary (%)	2019 Phantom Units Awarded (#)(2)	2019 Partnership Long-Term Incentive Plan Award Value ($)
Leonard W. Mallett Executive Vice President and Chief Operations Officer	150	116,462	843,500
Louise E. Matthews Executive Vice President and Chief Administration Officer	150	101,124	693,500
(1)	Although Mr. Deneke’s employment agreement provides for a target LTIP award valued at 275% of his base salary, in 2019 the value of his initial one-time grant of phantom units was determined by the General Partner.
(2)	Amount includes units granted on March 15, 2019 and, as discussed above in this section, September 16, 2019 and November 15, 2019 with respect to certain NEOs.

Retirement, Health and Welfare and Additional Benefits. The NEOs are eligible to participate in such employee benefit plans and programs as we offer to our employees, subject to the terms and eligibility requirements of those plans.

401(k) Plan. The NEOs are eligible to participate in a tax qualified 401(k) defined contribution plan to the same extent as all of our other employees. In 2019, we made a fully vested matching contribution on behalf of each of the 401(k) plan's participants up to 5% of such participant’s eligible salary for the year.

Health Savings Account (“HSA”) Program. The NEOs are eligible to participate in a tax qualified health savings account (“HSA”) if they are enrolled in the available high-deductible health plan. The HSA is a tax-free savings account owned by an individual and can be used to pay for current or future qualified medical expenses. Participants determine how much to contribute, when and how to spend the money on eligible medical expenses, and how to invest the balance. The balance remains in the account and is not subject to forfeiture. The Partnership makes annual contributions to all HSA-eligible employees who enroll in and contribute to an HSA. In 2019, Summit Investments made tax-free HSA contributions of $1,680 to Mr. Graves, $1,575 to Mr. Stratton and $1,995 to Ms. Matthews.

Deferred Compensation Plan. Effective July 1, 2013, the Board approved a Deferred Compensation Plan (the “DCP”), which is a defined contribution supplemental executive retirement plan established to attract and retain key employees and directors by providing participants with an opportunity to defer receipt of a portion of their salary, bonus and other specified compensation. The DCP is an unfunded, nonqualified plan that provides each participant in the plan with benefits based on the participant’s notional account balance at the time of retirement or termination. Each participant allocates deferrals among designated mutual fund investments to serve as indices for the purpose of determining notional investment gains and losses to each participant’s account.

Deferrals of grants under the Current Plan and other equity-based awards are allocated to the Summit Midstream Partners, LP Unit Fund (the “Unit Fund”). The Unit Fund consists of notional common units in the Partnership, with each unit approximating the value of one Common Unit of the Partnership. The distribution equivalent rights associated with any grant under the Current Plan may be allocated to any available investment option, other than the Unit Fund.

The DCP is filed as Exhibit 4.3 to the Partnership’s Form S-8 Registration Statement dated June 28, 2013.

Additional Benefits. Pursuant to the terms of their employment agreements:

•	All NEOs are entitled to reimbursement for tax preparation and advisory services expenses of up to $12,000 per year.
•	Mr. Deneke is entitled to be reimbursed up to $15,000 per year for annual international or local chapter dues associated with his membership in YPO.

Expenditures for these benefits are included as “All Other Compensation” in the Summary Compensation Table and further described in the table entitled “All Other Compensation” below.

Employment and Severance Arrangements.

Employment Agreements. Our NEOs each have employment agreements with Summit Investments. Elements of the NEOs’ total direct compensation are subject to periodic review and may be adjusted accordingly by the Compensation Committee.

Mr. Deneke’s employment agreement, which has an effective date of September 16, 2019, has an initial term that expires on September 16, 2021, and is then automatically extended for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term. Mr. Deneke’s employment agreement provides for an annual base salary of $600,000, and a performance-based bonus ranging from 0% to 300% of base salary, with a target of 150% of base salary. Mr. Deneke is entitled to receive a prorated annual bonus (based on target) if his employment is terminated by Mr. Deneke with good reason, or by Summit Investments without cause or as a result of a non-extension of the term, or due to death or disability. In addition, Mr. Deneke’s employment agreement also provides for reimbursement of certain business expenses incurred in connection with his employment, including company-paid tax preparation and advisory services of up to $12,000 per year and YPO membership dues of up to $15,000 per year.

Mr. Deneke’s employment agreement provides for a cash severance payment upon a termination resulting from a non-extension of the term by Summit Investments, by Summit Investments without cause or by Mr. Deneke for good reason, which is defined generally as the officer's termination of employment within two years after the occurrence of (i) a material diminution in Mr. Deneke’s authority, duties or responsibilities, (ii) a material diminution in the aggregated total of Mr. Deneke’s base salary, target bonus (as a percentage of base salary) or Annual LTIP Target (as that term is defined in the agreement), (iii) a material change in the geographic location at which Mr. Deneke must perform his services under the agreement, (iv) a change in Mr. Deneke’s reporting relationship resulting in Mr. Deneke no longer reporting directly to the Board of Directors of Summit Investments or the General Partner, or (v) any other action or inaction that constitutes a material breach of the employment agreement by Summit Investments (each a “Qualifying Termination”). In the event of a Qualifying Termination, Mr. Deneke’s severance payment will be equal to two and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year.

Following any termination of employment other than one resulting from non-extension of the term, his employment agreement provides that Mr. Deneke will be subject to a post-termination non-competition covenant through the severance period, and, following any termination of employment, Mr. Deneke will be subject to a one-year post-termination non-solicitation covenant. If Mr. Deneke’s employment terminates as a result of a non-extension of the term, Summit Investments may choose to subject him to a non-competition covenant for up to one year post-termination. If Summit Investments exercises this “noncompete option” following a non-extension of term by Mr. Deneke, then Mr. Deneke would be entitled to a severance payment in an amount equal to two and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by Summit Investments) and the denominator of which is 365. In this case, the severance payment will be payable in equal installments over the restricted period. Following any termination of employment, Summit Investments has agreed to pay the out-of-pocket premium cost to continue Mr. Deneke’s medical and dental coverage for a period not to exceed 18 months, with such coverage terminating if any new employer provides benefits coverage.

Mr. Deneke’s employment agreement also provides that all equity awards granted to him under the LTIP and held by him as of immediately prior to a change in control of Summit Investments will become fully vested immediately prior to the change in control.

Mr. Deneke’s employment agreement provides that, if any portion of the payments or benefits provided to Mr. Deneke would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced if such reduction would result in a greater after-tax payment to Mr. Deneke.

Additionally, as an inducement to accept the position of President and Chief Executive Officer of Summit Investments, at the beginning of his employment term, Mr. Deneke received a one-time grant of phantom units valued at $4,000,000, pursuant to the Award Agreement. Subject to the terms and conditions of the Award Agreement, the underlying phantom units will vest ratably over a three-year period, and are entitled to distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date. Furthermore, the phantom units will be subject to accelerated vesting on the occurrence of any of the following events: (i) a termination of Mr. Deneke’s employment other than for cause, (ii) a termination of employment by Mr. Deneke for good reason (as that term is defined in Mr. Deneke’s employment agreement), (iii) a termination of Mr. Deneke’s employment by reason of death or disability or (iv) a Change in Control (as defined in the Award Agreement).

The remaining NEOs’ employment agreements (other than Mr. Newby’s) are substantially the same as Mr. Deneke’s, except for the following:

•	Each of the other NEOs is entitled to a severance payment in the event of a Qualifying Termination equal to one and one-half times the sum of his or her annual base salary and his or her annual bonus payable in respect of the immediately preceding year.
•	Each of the other NEOs is entitled to a severance payment in the event Summit Investments exercises the “noncompete option” following a non-extension of the term by the NEO equal to the sum of his or her annual base salary and his or her annual bonus payable in respect of the immediately preceding year.
•	Each of the other NEOs is entitled to a performance-based bonus ranging from 0% to 200% of base salary, with a target of 100% of base salary.
•	The other NEOs are not entitled to be reimbursed for membership dues or the cost of an annual executive physical.
•	Mr. Stratton’s base salary is $350,000, and the initial term of his employment agreement ends on March 31, 2021.
•	Mr. Degeyter’s base salary is $380,000, and the initial term of his employment agreement ends on March 1, 2020.
•	Mr. Graves’ base salary is $400,000, and the initial term of his employment agreement ended on March 1, 2019.
•	Mr. Mallett’s base salary is $400,000, and the initial term of his employment agreement ends on March 1, 2020.
•	Ms. Matthews’ base salary is $300,000 and the initial term of her employment agreement ends on March 31, 2021.
•	Additionally, as an inducement to accept the position of Chief Operations Officer of Summit Investments, on December 1, 2015, Mr. Mallett received a one-time grant of phantom units valued at $1,600,000, pursuant to a standalone phantom unit award agreement. The phantom units vested ratably over a three-year period, which concluded on December 1, 2018.

Mr. Newby’s employment agreement is substantially similar to Mr. Deneke’s except for the following:

•	It provides for a severance payment in the event Summit Investments exercises the “noncompete option” following a non-extension of the term by Mr. Newby equal to the sum of his annual base salary and his or her annual bonus payable in respect of the immediately preceding year.
•	It did not provide for a one-time grant of phantom units as an inducement to accept the position of President and Chief Executive Officer.

Pursuant to his employment agreement, Mr. Newby was paid a cash severance payment upon his termination effective February 28, 2019, which was a “Qualifying Termination” under his employment agreement. In addition, Mr. Newby’s outstanding equity awards vested upon his termination.

Retention Bonus Agreements.

Effective June 7, 2019, Summit Investments, the General Partner, and the Partnership jointly entered into retention bonus agreements with certain NEOs for the amounts indicated below:

Mr. Mallett:	$420,000
Mr. Degeyter:	$400,000
Mr. Graves:	$400,000
Mr. Stratton:	$365,000
Ms. Matthews:	$365,000

The agreements provide for a cash payment “Retention Bonus” upon the earlier of a termination without cause or a change in control (as those terms are defined in the executive’s employment agreement). The agreements terminate if the executive officer continues to be employed and a change in control has not occurred on or prior to December 31, 2020, provided that the termination date may be extended to December 31, 2021.

Risk Assessment Relative to Compensation Programs. The Compensation Committee manages risk as it relates to our compensation plans, programs and structure (collectively, our “compensation practices”). The Compensation Committee meets with management to review whether any aspect of our compensation practices creates incentives for our employees to take inappropriate risks that could materially adversely affect the Partnership. Accordingly, we believe that the compensation practices for our NEOs and other employees are appropriately structured and do not pose a material risk to the Partnership. We believe these compensation practices are designed and implemented in a manner that does not promote excessive risk-taking that could damage the value of the Partnership or provide compensatory rewards for inappropriate decisions or behavior.

Compensation Committee Report. The Compensation Committee has reviewed and discussed this CD&A with our management and, based on such review and discussion, has recommended to the Board that the CD&A be included in the Annual Report on Form 10-K.

Summary Compensation Table for 2019, 2018 and 2017

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2019, 2018 and 2017 and allocated to us by our General Partner. Under the terms of our Partnership Agreement, our General Partner determines the portion of the NEOs' compensation that is allocated to us. Under our Partnership Agreement, we reimburse our General Partner and its affiliates for certain expenses incurred on our behalf, including, without limitation, salary, bonus, incentive compensation and other amounts paid to our General Partner’s employees and executive officers who perform services necessary to run our business. Our Partnership Agreement provides that our General Partner will determine in good faith the expenses that are allocable to us.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Equity Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Heath Deneke(5) President and Chief Executive Officer	2019	161,538	—	4,000,000	300,000	28,822	4,490,360
Steven J. Newby(6) President and Chief Executive Officer (former)	2019	89,328	—	—	81,614	1,713,791	1,884,733
	2018	459,000	—	1,550,000	688,500	34,487	2,731,987
	2017	540,000	—	1,950,000	769,500	36,918	3,296,418
Marc D. Stratton(7) Executive Vice President and Chief Financial Officer	2019	262,500	—	768,500	170,625	28,800	1,230,425
	2018	231,782	—	225,000	254,625	31,700	743,107
Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer	2019	266,000	—	818,500	172,900	26,938	1,284,338
	2018	335,700	—	625,000	352,800	33,980	1,347,480
	2017	346,750	—	700,000	342,000	34,983	1,423,733
Brad N. Graves Executive Vice President and Chief Commercial Officer	2019	320,000	—	600,000	320,000	32,100	1,272,100
	2018	368,150	—	625,000	368,150	38,114	1,399,414
	2017	390,000	—	700,000	375,000	39,438	1,504,438
Leonard W. Mallett(8) Executive Vice President and Chief Operations Officer	2019	350,000	87,500	843,500	227,500	12,895	1,521,395
	2018	364,800	—	625,000	364,800	13,773	1,368,373
	2017	375,000	—	700,000	375,000	14,624	1,464,624

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Equity Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Louise E. Matthews(9) Executive Vice President and Chief Administration Officer	2019	285,000	—	693,500	185,250	35,197	1,198,947
(1)	Amounts shown represent the portion of the NEO’s base salary allocated to the Partnership.
(2)	Amounts shown reflect the grant date fair value of the phantom unit awards granted to the NEOs in 2019, 2018 and 2017, respectively, in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Grant date fair value is determined based on the closing price of our common units on the date of grant multiplied by the number of phantom units awarded to the grantee. The assumptions made in valuing these awards are generally consistent with those set forth in Note 14 to the 2018 consolidated financial statement filed with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018. For additional information, please refer to “Components of Executive Compensation—Long-Term Equity-Based Compensation Awards” above.
(3)	Amounts shown represent the incentive bonus earned under our annual incentive bonus program in the fiscal year indicated but paid in the following fiscal year. The amounts shown represent that portion of the NEO's annual bonus that has been allocated to the Partnership.
(4)	The table below presents the components of “All Other Compensation” allocated to the Partnership for each NEO for the fiscal year ended December 31, 2019. For additional information, please see “Components of Executive Compensation—Retirement, Health and Welfare and Additional Benefits” above.
(5)	Mr. Deneke began his employment with Summit Investments effective September 16, 2019.
(6)	Mr. Newby resigned from his position as our President and Chief Executive Officer effective February 21, 2019 and his employment terminated on February 28, 2019. The portion of the severance payment made to Mr. Newby in 2019 is included in the “All Other Compensation” column.
(7)	Mr. Stratton was appointed Executive Vice President and Chief Financial Officer effective December 7, 2018. Mr. Stratton was not an NEO prior to his appointment.
(8)	In addition to his equity and non-equity incentive plan awards, Mr. Mallett received a one-time cash bonus of $100,000 relating to his service as our President and Chief Executive Officer during the period between the resignation of Mr. Newby and the appointment of Mr. Deneke. A portion of this bonus has been allocated to us and is included in the “Bonus” column.
(9)	Ms. Matthews was not an NEO before 2019.

Pay Ratio Disclosure

The following is a reasonable estimate, prepared under applicable Securities and Exchange Commission rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. Although we previously identified our median employee on December 29, 2017, due to a change in our employee population that we reasonably believe would result in a significant change to our pay ratio disclosure, we identified a new median employee in 2019. For 2019, we determined our median employee by ranking our employees (other than the Chief Executive Officer) employed as of December 31, 2019 (the “determination date”) by the sum of each employee’s annualized base salary, his or her actual cash bonus received in 2019 for 2018 performance, and his or her actual overtime pay received in 2019. In annualizing each employee’s base salary, we used each employee’s base salary rate as of the determination date. We made no full-time equivalent adjustment for any employee, we had no temporary or seasonal workers as of the determination date, and we made no cost-of-living adjustments. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2019 was $91,403. To determine the annual total compensation of our Chief Executive Officer for purposes of this disclosure, we chose the person who was serving as Chief Executive Officer as of the determination date and used the total compensation he received in 2019 as set forth in the Summary Compensation Table above except that we annualized his compensation. Accordingly, for purposes of this disclosure, we determined that the Chief Executive Officer’s annual total compensation for 2019 that was allocated to us by our General Partner was $5,235,055. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 57.3 to 1. Given the different methodologies that various public companies will use to determine an estimated pay ratio, our estimated pay ratio should not be used as a basis for comparison with ratios disclosed by other companies.

All Other Compensation. The following table sets forth information concerning all other compensation paid to our NEOs in fiscal 2019 and allocated to us by our General Partner.

Name	Medical Insurance Premium ($)	Individual Tax Preparation ($)	Health Savings Account (HSA) Employer Contributions ($)	401(k) Plan Employer Contributions ($)	Membership Dues ($)	Severance Paid in 2019 ($)	Total ($)
Heath Deneke	5,640	3,025	—	8,077	12,080	—	28,822
Steven J. Newby	11,706	—	—	7,700	—	1,694,385	1,713,791
Marc D. Stratton	15,712	1,013	1,575	10,500	—	—	28,800
Brock M. Degeyter	14,618	2,520	—	9,800	—	—	26,938
Brad N. Graves	16,760	2,460	1,680	11,200	—	—	32,100
Leonard W. Mallett	12,895	—	—	—	—	—	12,895
Louise E. Matthews	19,902	—	1,995	13,300	—	—	35,197

Grants of Plan-Based Awards in 2019. The following table sets forth information concerning annual incentive awards and phantom unit awards granted to our NEOs in fiscal 2019.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3)	Grant Date Fair Value of Stock and Options Awards(4)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Heath Deneke	N/A	N/A	900,000	1,800,000
	9/16/2019				772,200	4,000,000
Marc D. Stratton	N/A	N/A	350,000	700,000
	3/15/2019				58,793	575,000
	11/15/2019				50,000	193,500
Brock M. Degeyter	N/A	N/A	380,000	760,000
	3/15/2019				63,905	625,000
	11/15/2019				50,000	193,500
Brad N. Graves	N/A	N/A	400,000	800,000
	3/15/2019				61,349	600,000
Leonard W. Mallett	N/A	N/A	400,000	800,000
	3/15/2019				66,462	650,000
	11/15/2019				50,000	193,500
Louise E. Matthews	N/A	N/A	300,000	600,000
	3/15/2019				51,124	500,000
	11/15/2019				50,000	193,500
(1)	Mr. Newby is omitted from this table. Due to his termination on February 28, 2019, Mr. Newby received no grants of phantom unit awards and did not participate in the non-equity incentive program in 2019.
(2)	Represents annual incentive opportunities that may be awarded pursuant to our annual incentive program for the year ended December 31, 2019 with payment based upon our achievement of pre-established performance goals and other factors. For additional information, please see “Components of Executive Compensation—Annual Incentive Compensation” above.
(3)	Represents grants of phantom units with distribution equivalent rights under the Current Plan. For additional information, please see “Components of Executive Compensation—Long-Term Equity-Based Compensation Awards” above.
(4)	Amounts shown represent the fair value of the award on the date of the grant, in accordance with FASB ASC Topic 718. Grant date fair value is determined based on the closing price of our common units on the date of grant multiplied by the number of phantom units awarded to the grantee. The assumptions made in valuing these awards are generally consistent with those set forth in Note 14 to the 2018 consolidated financial statements filed with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

Narrative Disclosure to the Summary Compensation Table and Grants of the Plan-Based Awards Table. A description of material factors necessary to understand the information disclosed in the tables above with respect to salaries, bonuses, equity awards, non-equity incentive plan compensation and all other compensation can be found in the CD&A that precedes these tables.

Outstanding Equity Awards at December 31, 2019. The following table presents information regarding the outstanding equity awards held by our NEOs at December 31, 2019.

		Unit Awards
Name(1)	Grant Date	Number of Unearned Phantom Units That Have Not Vested (#)(2)	Market Value of Unearned Phantom Units That Have Not Vested ($)(3)
Heath Deneke	9/16/2019	772,200	2,555,982
Marc D. Stratton	11/15/2019	50,000	165,500
	3/15/2019	58,793	194,605
	3/15/2018	9,836	32,557
	3/15/2017	3,111	10,297
Brock M. Degeyter	11/15/2019	50,000	165,500
	3/15/2019	63,905	211,526
	3/15/2018	27,322	90,436
	3/15/2017	10,370	34,325
Brad N. Graves	3/15/2019	61,349	203,065
	3/15/2018	27,322	90,436
	3/15/2017	10,370	34,325
Leonard W. Mallett	11/15/2019	50,000	165,500
	3/15/2019	66,462	219,989
	3/15/2018	27,322	90,436
	3/15/2017	10,370	34,325
Louise E. Matthews	11/15/2019	50,000	165,500
	3/15/2019	51,124	169,220
	3/15/2018	9,398	31,107
	3/15/2017	2,962	9,804
(1)	Mr. Newby is omitted from this table because his outstanding equity awards vested upon his termination without cause effective February 28, 2019.
(2)	Except for phantom units granted to certain NEOs on November 15, 2019, which vest in their entirety on the third anniversary of the grant date, phantom units granted to the NEOs vest ratably over a three-year period with the first tranche scheduled to vest on the first anniversary of the grant date, subject to continued employment, and accelerated vesting as provided in the applicable award agreement. The NEOs also receive distribution equivalent rights for each phantom unit, providing for a lump sum payment equal to the accrued distributions from the grant date of the phantom units to be paid in cash upon the vesting date.
(3)	Amounts were calculated using the closing price of the Partnership’s publicly traded Common Units on December 31, 2019.

Phantom Units Vested. The following table represents information regarding the vesting of phantom units during the year ended December 31, 2019 with respect to our NEOs.

	Phantom Unit Awards
Name	Number of Phantom Units Vested (#)(1)	Value Realized on Vesting ($)(1)
Heath Deneke	—	—
Steven J. Newby	198,777	2,858,293
Marc D. Stratton	12,302	175,419
Brock M. Degeyter	38,650	557,990
Brad N. Graves	38,650	557,990
Leonard W. Mallett	37,526	539,242
Louise E. Matthews	11,599	165,036
(1)	For NEOs other than Mr. Newby, the amounts represent the number and value of the phantom units that vested on March 15, 2019, plus the distribution equivalent rights earned in tandem. The value of the phantom units that vested on March 15, 2019 was calculated using the closing price of the Partnership’s publicly traded Common Units as of March 14, 2019, the trading day immediately prior to vesting. Mr. Newby’s amounts represent the number and value of the phantom units that vested upon his termination effective February 28, 2019, plus the distribution equivalent rights earned in tandem. The value of Mr. Newby’s phantom units that vested on February 28, 2019 was calculated using the closing price of the Partnership’s units as of February 27, 2019.

Pension Benefits. Currently, our General Partner does not sponsor or maintain a pension or defined benefit program for our NEOs. This policy may change in the future.

Nonqualified Deferred Compensation Table for 2019. The following table represents information regarding the nonqualified deferred compensation of our NEOs for the year ended December 31, 2019.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Steven J. Newby	124,422	—	(440,052)	(522,332)	918,054
Marc D. Stratton	—	—	8,009	—	41,551
Brad N. Graves	3,898	—	17,139	—	214,594
(1)	Messrs. Newby and Graves’ executive contributions are comprised of quarterly distributions on previously deferred LTIP units. For additional information, see “Components of Executive Compensation—Retirement, Health and Welfare and Additional Benefits” above.

Potential Payments upon Termination or Change in Control. The following table sets forth information concerning potential amounts payable to the NEOs upon termination of employment under various circumstances, and upon a change in control, if such event took place on December 31, 2019.

Name and Principal Position	Triggering Event	Salary ($)	Bonus ($)(1)	Pro-Rata Bonus ($)	Health Benefits ($)	Acceleration of Unvested Equity ($)(2)	Total ($)
Heath Deneke President and Chief Executive Officer(3)	Termination by Reason of Death or Disability	—	—	263,836	22,407	2,777,990	3,064,233
	Termination Without Cause	1,500,000	2,250,000	263,836	22,407	2,777,990	6,814,233
	Resignation for Good Reason	1,500,000	2,250,000	263,836	22,407	2,777,990	6,814,233
	Nonextension of Term by Summit Investments	1,500,000	2,250,000	263,836	22,407	2,777,990	6,814,233
	Nonextension of Term by Executive, Summit Investments Exercises Noncompete	1,500,000	2,250,000	—	22,407	—	3,772,407
	Change in Control(4)	—	—	—	—	2,777,990	2,777,990

Marc D. Stratton Executive Vice President and Chief Financial Officer(5)	Termination by Reason of Death or Disability	—	—	350,000	22,407	501,769	874,176
	Termination Without Cause	525,000	801,500	350,000	22,407	501,769	2,200,676
	Resignation for Good Reason	525,000	436,500	350,000	22,407	501,769	1,835,676
	Nonextension of Term by Summit Investments	525,000	436,500	350,000	22,407	501,769	1,835,676
	Change in Control(4)	—	365,000	—	—	501,769	866,769
	Nonextension of Term by Executive, Summit Investments Exercises Noncompete	350,000	291,000	—	22,407	—	663,407

Brock M. Degeyter Executive Vice President, General Counsel and Chief Compliance Officer(5)	Termination by Reason of Death or Disability	—	—	380,000	22,341	699,956	1,102,297
	Termination Without Cause	570,000	988,000	380,000	22,341	699,956	2,660,297
	Resignation for Good Reason	570,000	588,000	380,000	22,341	699,956	2,260,297
	Nonextension of Term by Summit Investments	570,000	588,000	380,000	22,341	699,956	2,260,297
	Change in Control(4)	—	400,000	—	—	699,956	1,099,956
	Nonextension of Term by Executive, Summit Investments Exercises Noncompete	380,000	392,000	—	22,341	—	794,341

Leonard W. Mallett Executive Vice President and Chief Operations Officer(5)	Termination by Reason of Death or Disability	—	—	400,000	15,285	710,625	1,125,910
	Termination Without Cause	600,000	996,000	400,000	15,285	710,625	2,721,910
	Resignation for Good Reason	600,000	576,000	400,000	15,285	710,625	2,301,910
	Nonextension of Term by Summit Investments	600,000	576,000	400,000	15,285	710,625	2,301,910
	Change in Control(4)	—	420,000	—	—	710,625	1,130,625
	Nonextension of Term by Executive, Summit Investments Exercises Noncompete	400,000	384,000	—	15,285	—	799,285

Name and Principal Position	Triggering Event	Salary ($)	Bonus ($)(1)	Pro-Rata Bonus ($)	Health Benefits ($)	Acceleration of Unvested Equity ($)(2)	Total ($)
Louise E. Matthews Executive Vice President and Chief Administration Officer(5)	Termination by Reason of Death or Disability	—	—	300,000	22,407	465,628	788,035
	Termination Without Cause	450,000	747,500	300,000	22,407	465,628	1,985,535
	Resignation for Good Reason	450,000	382,500	300,000	22,407	465,628	1,620,535
	Nonextension of Term by Summit Investments	450,000	382,500	300,000	22,407	465,628	1,620,535
	Change in Control(4)	—	365,000	—	—	465,628	830,628
	Nonextension of Term by Executive, Summit Investments Exercises Noncompete	300,000	255,000	—	22,407	—	577,407

Steven J. Newby Former President and Chief Executive Officer(6)(7)	Termination Without Cause	1,530,000	2,137,500	1,066,389	22,713	2,858,293	7,614,895

Brad N. Graves Executive Vice President and Chief Commercial Officer(5)(7)	Termination Without Cause	600,000	997,000	400,000	22,407	494,079	2,513,486
(1)	Where applicable, the amount includes the “Retention Bonus” payable to Messrs. Mallett, Degeyter, Graves, and Stratton upon a termination without cause or change in control. For more information see “Employment and Severance Arrangements; Retention Bonus Agreements” above.
(2)	Amounts represent the value of the phantom units that vest upon the occurrence of a triggering event plus the earned distribution equivalent rights that vest in tandem. The value of the phantom units was calculated using the closing price of the Partnership’s publicly traded Common Units on December 31, 2019.
(3)	Mr. Deneke’s employment agreement provides that upon termination of employment resulting from a non-extension of the term by Summit Investments, termination by Summit Investments without cause, or by Mr. Deneke’s resignation for good reason (each a “Qualifying Termination”), Mr. Deneke’s severance payment will be equal to two and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year. Mr. Deneke is also entitled to receive a prorated annual bonus (based on target) if his employment is terminated by reason of death or disability or as a result of a Qualifying Termination. If Summit Investments exercises the “noncompete option” after Mr. Deneke elects not to extend the term, then Mr. Deneke is entitled to a severance payment in an amount equal to the two and one-half times the sum of his annual base salary and the higher of the target annual bonus payable or the bonus actually paid in respect of the preceding year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by Summit Investments) and the denominator of which is 365. Any unvested equity awards granted to Mr. Deneke will immediately vest upon a Qualifying Termination, termination by reason of death or disability, or a change in control. If any portion of the payments or benefits provided to Mr. Deneke in connection with a change in control become subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments and benefits will be reduced to the extent such reduction would result in a greater after-tax benefit to Mr. Deneke. Following any termination of employment, Summit Investments has agreed to pay the out-of-pocket premium cost to continue Mr. Deneke’s medical and dental coverage for a period not to exceed 18 months, with such coverage terminating if any new employer provides benefits coverage.
(4)	Single-trigger event without a qualifying termination of employment.
(5)	Mr. Stratton’s, Mr. Degeyter’s, Mr. Mallett’s, Mr. Graves’ and Ms. Matthews’ employment agreements are substantially identical to Mr. Deneke’s with respect to potential payments upon termination or a change in control, except that (i) in the event of a Qualifying Termination, each of these NEOs is entitled to receive a severance payment equal to one and one-half times the sum of his or her annual base salary and his or her annual bonus payable in respect of the immediately preceding year; and (ii) in the event Summit Investments exercises the “noncompete option” after any such NEO elects not to extend the term, then the NEO is entitled to a severance payment equal to the sum of his or her annual base salary and the bonus actually paid in respect of the preceding year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by Summit Investments) and the denominator of which is 365.
(6)	Mr. Newby’s employment agreement is substantially identical to Mr. Deneke’s with respect to potential payments upon termination or a change in control, except that in the event Summit Investments exercises the “noncompete option” after Mr. Newby elects not to extend the term, then he is entitled to a severance payment equal to the sum of his annual base salary and the bonus actually paid in respect of the preceding year, multiplied by a fraction, the numerator of which is equal to the number of days from the date of termination through the expiration of the restricted period (as elected by Summit Investments) and the denominator of which is 365.
(7)	Both Mr. Newby and Graves were terminated without cause in 2019. Accordingly, disclosure is limited to the triggering event that actually occurred. In Mr. Newby’s case, the amounts reflect actual amounts.

Compensation Committee Report

The Compensation Committee provides oversight, administers and makes decisions regarding our compensation policies and plans. Additionally, the Compensation Committee generally reviews and discusses the Compensation Discussion and Analysis with senior management of our General Partner as a part of our governance practices. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of our General Partner that the Compensation Discussion and Analysis be included in this report for filing with the SEC.

Members of the Compensation Committee of Summit Midstream GP, LLC
Thomas K. Lane	Jeffrey R. Spinner	Robert M. Wohleber

Director Compensation

In 2019, under the director compensation plan, the independent directors, which include Messrs. Peters, Wohleber, and Jacobe, each received the following:

•	an annual cash retainer of $80,000; and
•	an annual award of Common Units with a grant date fair value of approximately $80,000.

In addition, under the director compensation plan, the independent directors receive the following for their respective service on our Board's committees:

•	the chairman of the Audit Committee of the Board receives an additional annual retainer of $15,000;
•	the chairman of the Conflicts Committee of the Board receives an additional annual retainer of $10,000; and
•	each independent member of any committee (other than the chairman) received an additional annual retainer of $5,000.

Messrs. Peters and Wohleber were paid their compensation in March 2019, whereas Mr. Jacobe was paid upon the commencement of his service on the Board in April 2019.

In addition to their regular compensation described above, the independent directors received the following additional fees for the increased time and effort they expended as chairperson and members, respectively, of the Conflicts Committee, in connection with the review of certain major transactions in 2019:

•	$25,000 to Mr. Wohleber and $20,000 to Mr. Peters for their work on a series of transactions consummated on March 22, 2019, pursuant to which the Partnership cancelled its IDRs and converted its 2% economic general partner interest to a non-economic general partner interest in exchange for 8,750,000 of the Partnership’s Common Units, which were issued to Summit Midstream Partners Holdings, LLC (“SMP Holdings”);
•	$20,000 to Mr. Wohleber and $15,000 to Messrs. Peters and Jacobe for their work on the partial prepayment of the deferred payment liability recognized in connection with the Partnership’s March 3, 2016 acquisition from SMP Holdings of substantially all of (i) the issued and outstanding membership interests in Summit Midstream Utica, LLC, Meadowlark Midstream Company, LLC, and Tioga Midstream, LLC and (ii) SMP Holdings’ 40% ownership interest in Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C.; and
•	$15,000 to Messrs. Wohleber and Peters for their work relating to certain additional contemplated transactions.

Board members are reconsidered for appointment on the one-year anniversary of their most recent appointment.

We reimburse all directors, except for employees of Energy Capital Partners II, LLC for travel and other related expenses in connection with attending board and committee meetings and board-related activities. We do not compensate employees of the Partnership or Energy Capital Partners for their services as directors.

The following table shows the compensation paid, including amounts deferred, under our director compensation plan in 2019.

Name	Fees earned or paid in cash ($)	Other fees ($)	Unit awards ($)(1)	Compensation deferred ($)(2)	Total ($)
Matthew F. Delaney	—	—	—	—	—
Lee Jacobe	105,000	—	80,000	—	185,000
Peter Labbat	—	—	—	—	—
Thomas K. Lane	—	—	—	—	—
Heath Deneke	—	—	—	—	—
Jerry L. Peters	150,000	—	80,000	—	230,000
Jeffrey R. Spinner	—	—	—	—	—
Robert M. Wohleber	160,000	—	80,000	—	240,000
(1)	Amount shown represents the grant date fair value of the unit awards as determined in accordance with accounting principles generally accepted in the United States. These unit awards were fully vested on the grant date.
(2)	In 2019, no director elected to defer any portion of his compensation related to Board committee service.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Lane, Mr. Spinner and Mr. Wohleber. Although our Common Units are listed on the NYSE, we have taken advantage of the “Limited Partnership” exemption to the NYSE rule that would otherwise require listed companies to have an independent compensation committee with a written charter. During 2019, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of Summit Investments (and in connection therewith, the Partnership) served. During 2019, no director was an executive officer of another entity on whose compensation committee any executive officer of Summit Investments (and in connection therewith, the Partnership) served.

Our Chief Executive Officer participated in his capacity as a director in the deliberations of the Board concerning named executive officer compensation and made recommendations to the Compensation Committee regarding named executive officer compensation but abstained from any decisions regarding his compensation. Also, Mr. Lane and Mr. Spinner were selected to serve on the Compensation Committee due to their affiliations with Energy Capital Partners, which controls our General Partner.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2019 with respect to the Partnership's common units that may be issued under the 2012 Long-Term Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,105,995	n/a	1,277,309
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	2,105,995	—	1,277,309
(1)	Amount shown represents phantom unit awards outstanding under the SMLP LTIP at December 31, 2019. The awards are expected to be settled in common units upon the applicable vesting date and are not subject to an exercise price.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Eligible officers, employees, consultants and members of the Board, in each case of (i) the General Partner and (ii) the General Partner’s affiliates, are entitled to receive awards under the Current Plan and would be eligible to receive awards under the A/R Plan. The tables above under “Outstanding Equity Awards at December 31, 2019” provide information concerning all outstanding equity awards made to such individuals as of December 31, 2019. The number of Common Units that are contemplated to be authorized under the A/R Plan for future grants, from time to time, of unit-based awards, including Common Units, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards, is 15,000,000. The Current Plan authorizes 5,000,000 Common Units for such awards, but as of February 19, 2020 only 1,281,034 Common Units remained available for grants of awards under the Current Plan. Consequently, the A/R Plan will result in an increase the number of authorized Common Units by 10,000,000 Common Units relative to the number of Common Units that were authorized under the Current Plan. Additionally, the A/R Plan would extend the term of the Current Plan such that the A/R Plan would expire ten years from the effective date thereof. Accordingly, such individuals entitled to receive such awards under the A/R Plan have a substantial interest in the Approval becoming effective.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Units of:

•	each person who is known to us to beneficially own 5% or more of such units to be Outstanding (based solely on Schedules 13D and 13G filed with the Securities and Exchange Commission prior to February 18, 2020);
•	our General Partner;
•	each of the directors and NEOs of our General Partner; and
•	all of the directors and executive officers of our General Partner as a group.

All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more unitholders as the case may be. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.

In computing the number of Common Units beneficially owned by a person and the percentage ownership of that person, Common Units that a person has the right to acquire upon the vesting of phantom units where the units are issuable within 60 days of February 18, 2020, if any, are deemed Outstanding, but are not deemed Outstanding for computing the percentage ownership of any other person. The percentage of units beneficially owned is based on a total of 93,613,194 Outstanding Common Units as of February 18, 2020.

Except as indicated by footnote, the persons named in the following table have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Summit Investments(1)(2)(3)	45,318,866	48.4%
Summit Midstream Partners Holdings, LLC(2)(3)(4)	45,318,866	48.4%
Energy Capital Partners II, LLC(1)(3)(5)(6)	51,234,693	54.7%
SMLP Holdings, LLC(5)(6)	5,915,827	6.3%
Invesco Ltd.(7)	13,906,836	14.9%
Steven J. Newby(2)(9)	285,879	*
J. Heath Deneke(2)(8)	—
Brock M. Degeyter(2)(8)	135,327	*
Brad N. Graves(2)(8)(9)	173,916	*
Leonard W. Mallett(2)(8)	194,319	*
Louise Matthews(2)	50,416
Marc D. Stratton(2)(8)	60,174	*
Matthew F. Delaney(5)	—	*
Peter Labbat(5)	20,000	*
Thomas K. Lane(5)(10)	40,000	*
Jerry L. Peters(2)(9)	15,612	*
Scott A. Rogan(11)	—	*
Jeffrey R. Spinner(11)	—	*
Robert M. Wohleber(2)	27,310	*
James Lee Jacobe(2)	9,580
All directors and executive officers as a group (consisting of 15 persons)	1,012,533	*
*	An asterisk indicates that the person or entity owns less than one percent.
(1)	Summit Investments owns 100% of SMP Holdings, the entity that owns 100% of our General Partner. Energy Capital Partners II, LLC (“ECP II”) and its parallel and co-investment funds (the “ECP Funds” and together with ECP II, “ECP”) hold in the aggregate, 100% of the Class A membership interests in Summit Investments, the sole owner of SMP Holdings. ECP II is the General Partner of the General Partner of each of the ECP Funds that holds membership interests in Summit Investments and has voting and investment control over the securities held thereby. Accordingly, ECP may be deemed to indirectly beneficially own all of the Common Units held by Summit Investments and SMP Holdings as of February 18, 2020. If ECP consummates a transaction involving a sale or other disposition of its interests in Summit Investments, the transaction would result in a change of control of the Partnership because Summit Investments indirectly owns and controls our General Partner.

(2)	The address for this person or entity as of March 2, 2020, will be 910 Louisiana Street, Suite 4200, Houston, TX.
(3)	Because of its ownership interest in Summit Investments, ECP is entitled to elect five directors of Summit Investments. In addition, Mr. Delaney (who is a principal of Energy Capital Partners), Mr. Labbat (who is a partner of Energy Capital Partners), Mr. Lane (who is a partner of Energy Capital Partners), Mr. Rogan (who is a principal of Energy Capital Partners) and Mr. Spinner (who is a principal of Energy Capital Partners) are each directors of our General Partner. Neither Mr. Delaney, Mr. Labbat, Mr. Lane, Mr. Rogan nor Mr. Spinner are deemed to beneficially own, and they disclaim beneficial ownership of, any Common Units held by our General Partner, Summit Investments or SMP Holdings.
(4)	SMP Holdings owns 100% of our General Partner and 48.4% of our Outstanding Common Units. Given its ownership interest in Summit Investments, ECP may be deemed to indirectly beneficially own all of the Common Units held by SMP Holdings as of February 18, 2020.
(5)	The address for this person or entity is 51 John F. Kennedy Parkway, Suite 1250, Short Hills, NJ 07078.
(6)	Energy Capital Partners II, LP and certain of its parallel funds (collectively, the “SMLP Holdings Owners”) collectively hold all of the membership interests in SMLP Holdings, LLC (“SMLP Holdings”). ECP II indirectly controls the SMLP Holdings Owners. Accordingly, ECP II and the SMLP Holdings Owners may be deemed to indirectly beneficially own all of the Common Units held by SMLP Holdings.
(7)	The address for this person or entity is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.
(8)	Includes Common Units which the individuals have the right to acquire upon vesting of phantom units, where the units are issuable as of February 18, 2020 or within 60 days thereafter. Such units are deemed to be Outstanding in calculating the percentage ownership of such individual (and all directors and officers as a group), but are not deemed to be Outstanding as to any other person.
(9)	Excludes vested units for which receipt has been deferred into our DCP.
(10)	Includes 20,000 Common Units held by Lane Ventures LLC (“Lane Ventures”). Two of Mr. Lane's estate planning trusts collectively own a majority of the membership interests in Lane Ventures and as a result, Mr. Lane may be deemed to indirectly beneficially own the Common Units held by Lane Ventures.
(11)	The address for this person or entity is 1000 Louisiana, Suite 5200, Houston, Texas 77002.

MISCELLANEOUS

Voting Procedures

Pursuant to Delaware limited partnership law and the Partnership Agreement, the affirmative vote or consent of the Common Unitholders of a majority of our Outstanding Common Units is sufficient to adopt the A/R Plan, which vote was obtained through the written consent of the Consenting Majority Common Unitholders as the record owners of a majority of the Outstanding Common Units. Under the terms of the Partnership Agreement, the Series A Preferred Units do not have any voting rights with respect to the A/R Plan and accordingly the holders of the Series A Preferred Units were not and are not entitled to vote such Series A Preferred Units on the approval of the A/R Plan. Accordingly, no other votes are necessary to adopt the A/R Plan and your approval is neither required nor requested.

Where You Can Find Additional Information

Our internet address is www.summitmidstream.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to such reports pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

Summit Midstream Partners, LP
1790 Hughes Landing Blvd, Suite 500
The Woodlands, Texas 77380
(832) 413-4770

As previously announced, we are in the process of relocating our corporate headquarters from The Woodlands, Texas to downtown Houston, Texas. As a result, if you would like to obtain additional information from us on or after March 1, 2020, you should submit your written request to us at: Summit Midstream Partners, LP, 910 Louisiana Street, Suite 4200, Houston Texas, 77002.

Other Business

The General Partner knows of no matters other than those described in this Information Statement that have been approved or considered by the Common Unitholders of a majority of the Common Units.

Common Unitholders Sharing an Address

We will deliver only one copy of this Information Statement to multiple Common Unitholders sharing an address unless we have received contrary instructions from one or more of the Common Unitholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a Common Unitholder at a shared address to which a single copy of this Information Statement is delivered. A Common Unitholder can notify us that the Common Unitholder wishes to receive a separate copy of this Information Statement by contacting us at: Summit Midstream Partners, LP, 1790 Hughes Landing Blvd, Suite 500, The Woodlands, Texas 77380, or if on or after March 1, 2020, at: Summit Midstream Partners, LP, 910 Louisiana Street, Suite 4200, Houston Texas, 77002, or by calling (832) 413-4770. Conversely, if multiple Common Unitholders sharing an address receive multiple Information Statements and wish to receive only one, such Common Unitholders can notify us at the address or phone number set forth above.

ANNEX A

SUMMIT MIDSTREAM PARTNERS, LP
2012 LONG-TERM INCENTIVE PLAN

(As Amended and Restated on March 19, 2020)

SECTION 1.   Background of the Plan.

The Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (the “Plan”), originally adopted on August 15, 2012, is hereby amended and restated as follows, as of March 19, 2020 (the “Effective Date”), by Summit Midstream GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).

SECTION 2.   Purpose of the Plan.

The Plan is intended to promote the interests of the Partnership, the Company and their Affiliates by providing incentive compensation awards denominated in, or based on, Units to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.

SECTION 3.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, Restricted Unit, Phantom Unit, DER, Substitute Award, Unit Appreciation Right, Unit Award or Profits Interest Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the applicable Participant and the Company, Partnership or any of their Affiliates (as in effect on the date the applicable Award is granted to such Participant), a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities under any written agreement between the Participant and the Company, Partnership or any of their Affiliates; (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company, the Partnership or any of their Affiliates or which adversely affects the image, reputation or business of the Company, the Partnership or their Affiliates; or (v) any material breach by the Participant of any agreement between the Company, Partnership or any of their Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)   any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii)   the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)   the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership or an Affiliate of the Company or the Partnership; or

(iv)   a transaction resulting in a Person other than the Company or an Affiliate of the Company (as determined immediately prior to such event) being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee of the Board as is appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Consultant” means an individual who renders consulting services to the Company, the Partnership or any of their Affiliates.

“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, unless otherwise set forth in an Award Agreement or other written agreement between the applicable Participant and the Company, Partnership or any of their Affiliates (as in effect on the date the applicable Award is granted to such Participant), as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan, as applicable, for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees of the Company, the Partnership, or one of their Affiliates or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Units on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. If there is no regular public trading market for the Units, the Fair Market Value of the Units shall be determined by the Committee in good faith and, to the extent applicable, in compliance with the requirements of Section 409A.

“Option” means an option to purchase Units granted pursuant to Section 7(a) of the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 7(f) of the Plan.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 7(b) of the Plan that is subject to a Restricted Period.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that are in effect at any given time or that may be issued thereafter.

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion and subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (i) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Director or Consultant or (ii) a termination which results in a temporary severance of the service relationship.

“Substitute Award” means an award granted pursuant to Section 7(g) of the Plan.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means an award granted pursuant to Section 7(d) of the Plan.

SECTION 4.   Administration.

(a)   The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited or vesting of Awards may be accelerated; (vi) interpret, construe, and administer the Plan, any Award Agreement and any related instrument or agreement made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award Agreement or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.

(b)   To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 4(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(b) shall serve in such capacity at the pleasure of the Board and the Committee.

SECTION 5.   Units.

(a)   Limits on Units Deliverable. Subject to adjustment as provided in Section 5(c), the number of Units that may be delivered with respect to Awards under the Plan is 15,000,000. If any Award or portion thereof is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), the Units subject to such Award that are not actually delivered pursuant to such Award shall again be available for Awards under the Plan. Units under an Award that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity in connection with a merger, consolidation or acquisition of such entity by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b)   Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)   Anti-dilution Adjustments.

(i)   Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii)   Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

SECTION 6.   Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 7.   Awards.

(a)   Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs may be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.

(i)   Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii)   Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.

(iii)   Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or

UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination. Unless otherwise determined by the Committee, to the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates.

(iv)   Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.

(b)   Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units may be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i)   Payment of Phantom Units. The Committee shall specify, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).

(ii)   Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 9(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c)   DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs may be granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed, is forfeited or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d)   Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e)   Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Consultant or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.

(f)   Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(g)   Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition, by the Partnership or an Affiliate, of another entity or the securities or assets of another entity. Such Substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules.

(h)   General.

(i)   Award Agreements. Each Award shall be evidenced by an Award Agreement that shall reflect any vesting conditions and shall also contain such other terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(ii)   Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant for no consideration. Notwithstanding the immediately preceding sentence, the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements or any Award intended to be exempt from Section 409A to become subject to and fail to satisfy such requirements.

(iii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate thereof. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate thereof may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)   Limits on Transfer of Awards.

(A)   Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant (or the Participant’s legal representative in the case of the Participant’s Disability or incapacitation) during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)   Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate thereof.

(C)   The Committee may provide in an Award Agreement or, in its discretion, that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(v)   Term of Awards. Subject to Section 7(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.

(vi)   Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(vii)   Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(viii)   Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 8.   Amendment and Termination; Certain Transactions.

Except to the extent prohibited by applicable law:

(a)   Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 8(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, at any time, for any reason, or for no reason, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b)   Amendments to Awards. Subject to Section 8(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award or Award Agreement theretofore granted, provided that no change, other than pursuant to Section 8(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c)   Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 5(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, which need not be uniform with respect to all Participants or all Awards, may take any one or more of the following actions:

(i)   provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)   provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)   make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(iv)   provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)   provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 5(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 8, provided, however, that nothing in this Section 8(c) or Section 5(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 8 or in Section 5(c) above; and (ii) no action shall be taken under this Section 8 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

SECTION 9.   General Provisions.

(a)   No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service or pursuant to Section 8(c). The terms and conditions of Awards need not be the same with respect to each recipient.

(b)   Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c)   No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to continue to serve as a Consultant or a Director, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d)   No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(e)   Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be construed and interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines, at any time, that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. If any termination of Service constitutes a vesting or payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (A) are subject to the provisions of Section 409A; (B) are not otherwise exempt under Section 409A; and (C) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death. Each payment or amount due to a Participant under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments.

(f)   Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

(g)   Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.

(h)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(i)   Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j)   Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.

(l)   No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(n)   No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person and assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(o)   Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company or the Partnership or any of their Affiliates, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company and the Partnership and their Affiliates reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

(p)   Limitation of Liability. No member of the Board or the Committee or Employee to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 4 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any employee in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(q)   Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

SECTION 10.   Term of the Plan.

The Plan, as amended and restated herein, shall be effective as of the Effective Date and shall continue until the earliest of (i) the date terminated by the Board, or (ii) the tenth (10th) anniversary of the Effective Date, it being understood that the Plan, as amended and restated herein, shall be submitted for approval by a majority of the outstanding Units of the Partnership entitled to vote. The Plan, as amended and restated herein, shall be null and void and of no effect if such unitholder approval is not attained within twelve (12) months after the date on which the amended and restated Plan is adopted by the Board. In the event such unitholder approval is not attained, the terms and provisions of the Plan that were in effect prior to the amendment and restatement set forth herein (referred to in this Section 10 as the “predecessor plan”) shall constitute the Plan. For the avoidance of doubt, the predecessor plan shall continue to apply to Awards granted prior to such time that the unitholder approval (described in this Section 10) becomes effective. In addition, the terms and provisions of the Plan, as amended and restated herein, shall apply to Awards granted after such time that the unitholder approval (described in this Section 10) becomes effective. Upon termination of the Plan, the applicable terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.